Exhibit 99.1

ImmuCell

ImmuCell Announces Preliminary, Unaudited Sales Results for Q3 of 2025

For Immediate Release

PORTLAND, Maine – October 7, 2025 – ImmuCell Corporation (Nasdaq: ICCC) (“ImmuCell” or the “Company”), a growing animal health company that develops, manufactures and markets scientifically proven and practical products that improve the health and productivity of dairy and beef cattle, today announced preliminary, unaudited sales results for the third quarter of 2025.

Since the first quarter of 2020, the Company has been providing a preliminary look at its unaudited top line results soon after the close of the quarter. The Company expects to continue providing this prompt, preliminary report on product sales until further notice going forward.

Preliminary, Unaudited Total Sales Results:
	2025	2024	($ Decrease) $ Increase	(% Decrease) % Increase
During the Three-Month Periods Ended September 30,	$5.5 million	$6.0 million	($505,000)	(8%)

During the Six-Month Periods Ended September 30,	$12.0 million	$11.5 million	$467,000	4%

During the Nine-Month Periods Ended September 30,	$20.0 million	$18.7 million	$1.3 million	7%

During the Trailing Twelve-Month Periods Ended September 30,	$27.8 million	$23.8 million	$3.9 million	16%

Increased sales during the second half of 2024 and the first half of 2025 were attributable, in part, to the rebuilding of inventories of First Defense® by customers and distributors after an unusually prolonged period of backlogs that peaked in early 2024. In its Form 10-Q filing for the quarter ended June 30, 2025, the Company warned of a potential softening of sales during the second half of 2025 due to this re-stocking of distributor inventories, as the Company came off backlog during the first half of 2025. The drop in sales during the third quarter of 2025 compared to the second quarter of 2025 and to the third quarter of 2024 is consistent with that guidance.

“Backlog depletion and buffer stock replenishment appear to have resulted in a one-time lift in sales volume during the first half of 2025,” commented Timothy C. Fiori, Chief Financial Officer of ImmuCell. “Our sales team is aggressively working to rebuild lost market share now that we have the inventory levels needed to support continued growth going forward, and we remain focused on and confident about developing sustainable, long-term growth of the First Defense® product line.”

The Company has begun making Investigational Product use of Re-Tain® in a controlled study conducted in collaboration with Michigan State University. This initiative is expected to continue through the end of 2025, will make use of available inventory before shelf-life expiration, and will generate potentially valuable data and feedback on a novel product that could change industry practice for the treatment of mastitis in dairy cows. Investigational Product use is not, however, expected to generate revenue or profit. The Company made its Non-Administrative New Animal Drug Application (NADA) submission in early January of 2025. Clearing inspectional observations at facilities of the Company’s contract manufacturer appears to be the remaining hurdle to NADA approval.

Conference Call:
The Company is planning to host a conference call on Friday, November 14, 2025, at 9:00 AM ET to discuss the unaudited financial results for the quarter ended September 30, 2025. Interested parties can access the conference call by dialing (844) 855-9502 (toll free) or (412) 317-5499 (international) at 9:00 AM ET. A teleconference replay of the call will be available until November 21, 2025, at (877) 344-7529 (toll free) or (412) 317-0088 (international), utilizing replay access code #7664668. Investors are encouraged to review the Company’s Corporate Presentation slide deck that provides an overview of the Company’s business and is available under the “Investors” tab of the Company’s website at www.immucell.com, or by request to the Company. An updated version of the slide deck is expected to be made available after the market closes on Thursday, November 13, 2025.

About ImmuCell:
ImmuCell Corporation's (Nasdaq: ICCC) purpose is to create scientifically proven and practical products that improve the health and productivity of dairy and beef cattle. ImmuCell manufactures and markets First Defense®, providing Immediate Immunity™ to newborn dairy and beef calves, and is in the late stages of developing Re-Tain®, a novel treatment for subclinical mastitis in dairy cows without FDA-required milk discard or pre-slaughter withdrawal label restrictions that provides an alternative to traditional antibiotics. Press releases and other information about the Company are available at: http://www.immucell.com.

Cautionary Note Regarding Forward-Looking Statements (Safe Harbor Statement):

This Press Release and the statements to be made in the related conference call referenced herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and will often include words such as “expects”, “may”, “anticipates”, “aims”, “intends”, “would”, “could”, “should”, “will”, “plans”, “believes”, “estimates”, “targets”, “projects”, “forecasts”, “seeks” and similar words and expressions. Such statements include, but are not limited to, any forward-looking statements relating to: our plans, goals and strategies for our business; projections of future financial or operational performance; future demand for our products; growth in acceptance of our First Defense® product line by dairy and beef producers; the impacts of backlogs on customer relationships; the timing and outcome of pending or anticipated applications for regulatory approvals and pending or anticipated regulatory inspections of facilities of our contract manufacturers; future adoption of Re-Tain® by dairy producers; future incidence rates of subclinical mastitis and producers’ level of interest in treating subclinical mastitis; the expected efficacy of new products; future regulatory requirements relating to our products; and any other statements that are not historical facts. These statements are intended to provide management's current expectations of future events as of the date of this earnings release, are based on management's estimates, projections, beliefs and assumptions as of the date hereof; and are not guarantees of future performance. Such statements involve known and unknown risks and uncertainties that may cause the Company's actual results, financial or operational performance or achievements to be materially different from those expressed or implied by these forward-looking statements, including, but not limited to, those risks and uncertainties relating to: difficulties or delays in development, testing, regulatory approval, production and marketing of our products (including the First Defense® product line and Re-Tain®), competition within our anticipated product markets, customer acceptance of our new and existing products, product performance, alignment between our manufacturing resources and product demand (including the consequences of backlogs), uncertainty associated with the timing and volume of customer orders as we come out of a prolonged backlog, adverse impacts of supply chain disruptions on our operations and customer and supplier relationships, commercial and operational risks relating to our current and planned expansion of production capacity, and other risks and uncertainties detailed from time to time in filings we make with the Securities and Exchange Commission (SEC), including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K. Such statements involve risks and uncertainties and are based on our current expectations, but actual results may differ materially due to various factors. In addition, there can be no assurance that future risks, uncertainties or developments affecting us will be those that we anticipate. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:

Michael F. Brigham, President and CEO
Timothy C. Fiori, CFO
ImmuCell Corporation
(207) 878-2770

Joe Diaz, Robert Blum and Joe Dorame
Lytham Partners, LLC
(602) 889-9700
iccc@lythampartners.com